EQUI-VEST® At RETIREMENT®

Deferred Variable Annuity Application for IRA and NQ.

Application No. ____________

Mailing Instructions:

Express Mail:
EQUI-VEST New Business
Attn: Conversion Desk
Suite 1000
100 Madison St., Syracuse, NY 13202

Regular Mail:
EQUI-VEST New Business
Attn: Conversion Desk
P.O. Box 4704
Syracuse, NY 13221-4704

1. EQUI-VEST program *(Check one)*

A. ❑ TRADITIONAL IRA

B. ❑ ROTH IRA

C. ❑ NQ *(Non-Qualified Variable Annuity)*:

2. Current contract information *(Required)*

Current Contract Number from which the funds will be transferred.

3. Annuitant information *(Check all appropriate boxes.)*

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 12.

❑ Mr. ❑ Mrs. ❑ Miss ❑ Ms. ❑ Other

❑ Male ❑ Female

Social Security No. *(Required)*

First Name | Middle Initial | Last Name

❑ Home
❑ Work

Birth Date *(M/D/Y)* | Age at Nearest Birthday | Daytime Phone Number

U.S.A. Primary Residential Address – **No P.O. Box Permitted**

City | State | Zip Code

Valid Driver's License No./State Issued ID # | State | Exp. Date

U.S. Citizen? ❑ Yes ❑ No (If No, please complete)

Country | Passport # | U.S. Visa Type

4. Beneficiary(ies) information

Primary

1. Primary Beneficiary Name | Social Security No./E.I.N. | %

Relationship to Owner

2. Primary Beneficiary Name | Social Security No./E.I.N. | %

Relationship to Owner

4. Beneficiary(ies) information (continued)

Contingent

Contingent Beneficiary Name | Social Security No./E.I.N.

Relationship to Annuitant

5A. Owner information *(NQ contracts only)*

Provide Name and Address below. If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 12.

❑ Individual

❑ NQ Trustee *(Entity — as agent for natural person)**

❑ NQ Trustee *(For an individual)*

❑ Other Non-Natural Owner *(Complete 5B only.)*

❑ **Male** ❑ **Female**

First Name | Middle Initial | Last Name

Relationship to Annuitant

U.S.A. Primary Residential Address – **No P.O. Box Permitted**

City | State | Zip Code

❑ Home
❑ Work

Tax I.D./Owner's S.S. No. | Birth Date *(M/D/Y)* | Daytime Phone Number

Valid Driver's License No./State Issued ID # | State | Exp. Date

U.S. Citizen? ❑ Yes ❑ No (If No, please complete)

Country | Passport # | U.S. Visa Type

* Inside build-up is taxable.

5B. Non-Natural owner information

(NQ contracts only)

Name

Taxpayer Identification Number

Principal Place of Business or Local Street Address *(If non-U.S., Financial Professional must contact Branch.)*

Name and Title of Person Authorized to Transact | Business Phone

State of incorporation, business license, or execution of partnership or trust agreement

Form #180-3005 E8212 EQUI-VEST At Retirement IRA/NQ (10/16)
Catalog # 136907 Page 1 of 6

6 . J o i n t o w n e r

O p t i o n a l (NQ contracts only)

If GWB for Life will be elected, do not complete this section, use Section 8B.

Male Female

First Name

Middle Initial

Last Name

U.S.A. Primary Residential Address – No P.O. Box Permitted

City

State

Zip Code

Home

Work

Social Security Number

Birth Date (M/D/Y)

Daytime Phone Number

Valid Driver’s License No./State Issued ID #

State

Exp. Date

U.S. Citizen? Yes No

(If No, please complete)

Country

Passport #

U.S. Visa Type

7 . G u a r a n t e e d b e n e f i t e l e c t i o n s

You may elect only one of the following benefits from either Section 7A or 7B or 7C.

These elections cannot be changed after the contract has been issued.

7A. Guaranteed Minimum Income Benefit (GMIB)1 (Owner ages 55–75)

Unless ‘Yes’ is checked below, this optional rider is declined.

Yes, I wish to elect the GMIB feature (Greater of 6%2 to age 85 or Annual Ratchet to age 85 benefit base).

You must elect one of the following Death Benefits:

Standard Death Benefit; or

Greater of 1 6%2 to age 85 or Annual Ratchet to age 85; or

Annual Ratchet to age 85

Except for the Standard GMDB there is an additional charge for each election.

If you elect GMIB, you may not elect GWB for Life in Section 7B or GMDB in Section 7C.

7B. Guaranteed Withdrawal Benefit for Life (GWB)

Unless ‘Yes’ is checked for one of the boxes below, this optional rider is declined.

Yes, I wish to elect the GWB for Life Rider with the Standard Death Benefit —

Owner issue ages 55–85.

Yes, I wish to elect the GWB for Life Rider with the Enhanced Death Benefit —

Owner issue ages 55–75.

There is an additional charge for the Enhanced Death Benefit.

If you elect GWB for Life, you must complete Section 8 and may not elect: GMIB in

Section 7A or GMDB in Section 7C.

7C. Guaranteed Minimum Death Benefit (GMDB) (Owner ages 55–75)

If you have not elected GMIB or GWB for Life, you MUST elect one of the following:

Greater of 6%2 to age 85 or Annual Ratchet to age 85; or

Annual Ratchet to age 85

Footnotes for Section 7

1. To qualify for the optional GMIB/GMDB reset feature, you must elect both GMIB and ‘‘Greater of’’ GMDB.

2. Certain investment options will only provide a 3% roll-up to age 85.

8 .

G W B e l e c t i o n s

Complete Section 8 only if you elected GWB for

Life in Section 7B.

8A. Type of contract (Applicable for IRA and NQ)

1.

Single Life

2.

Joint Life — Spousal Only (Must indicate Successor Owner. For NQ, if Non-

natural Owner, indicate Joint Annuitant.)

8B. Successor Owner (Applicable for IRA and NQ)

For Joint Life only. Must be Owner’s spouse.

Male

Female

First Name

Middle Initial

Last Name

U.S.A. Primary Residential Address – No P.O. Box Permitted

City

State

Zip Code

Home

Work

Social Security Number Birth Date (M/D/Y)

Daytime Phone Number

Valid Driver’s License No./State Issued ID #

State

Exp. Date

U.S. Citizen?

Yes No (If No, please complete)

Country

Passport #

U.S. Visa Type

8C. Joint Annuitant (Applicable for NQ)

For Joint Life with Non-Natural Owner only, must be Annuitant’s spouse. In order to have a Joint Annuitant under the EQUI-VEST At Retirement contract, there must be a

Joint Annuitant under the current contract referenced in Section 2.

Male

Female

First Name

Middle Initial

Last Name

U.S.A. Primary Residential Address — No P.O. Box Permitted

City

State

ZIP Code

Social Security No.

Date of Birth (M/D/Y)

8D. Payment Plans

MANDATORY. CHOOSE 1, 2 or 3 below:

1.

I plan to defer my withdrawals. I understand that the value of this benefit may be limited if I never take any withdrawals.

If you do not plan to defer your withdrawals, complete the following section and choose 2 or 3 below:

Frequency: Monthly Quarterly Annually

Start Date:

(Month, Day, Year). You must wait at least

28 days after your contract issue date before payments can begin. They cannot be made later than the 28th day of the month.

2.

Maximum Payment Plan* (calculated by AXA Equitable)

3.

Customized Payment Plan*

Amount of withdrawal (Customized Payment Plan only): $

Form #180-3005

E8212

EQUI-VEST At Retirement IRA/NQ (10/16)

Catalog # 136907 Page 2 of 6

8. GWB elections (continued)

Total withdrawal for the contract year must not exceed your Guaranteed Annual Payment. Withdrawals made prior to age 59½ may be subject to a Federal income tax penalty.

***Withholding Election Information**

We will automatically withhold 10% Federal income tax unless otherwise instructed.

❑ I do not want to have Federal income tax withheld. (U.S. residence address and Social Security No./EIN required)

9. Disclosures

Withdrawals under your Certificate/Contract may reduce your Benefit Base. **GMIB, GMDB, and GWB for Life** may not be voluntarily terminated. The charges under the Certificate/Contract generally apply for the life of the Certificate/Contract.

For GMIB and GMDB: For traditional IRA Certificate/Contracts: depending on your age, the benefits may be of limited usefulness to you because IRS required minimum distributions must begin at age 70½; distributions that are withdrawn from the Certificate/Contract may significantly reduce your benefit. You should consult your tax advisor.

GWB for Life: For traditional IRA Certificate/Contracts: Unless you elect our RMD Automatic Withdrawal Option and comply with the conditions set forth in the Certificate/Contract, the Certificate/Contract may have limited usefulness to you because partial withdrawals to satisfy minimum distribution rules might reduce your Benefit Base. You should consult with your tax advisor to determine if this Certificate/Contract is appropriate for your circumstances.

10. Selection of investment options and allocation percentages

If you elected GWB for Life, <u>do not</u> complete this section. Complete Section 11 for your allocation percentages.

Current Allocation: You can select any investment option(s) listed in this section. The percentages entered must be in whole numbers and total 100%. You can change this allocation at any time.

Guaranteed-Fixed

_________% Guaranteed Interest Option (A1*)
_________% 1 Year Fixed Maturity Option**
_________% 2 Year Fixed Maturity Option**
_________% 3 Year Fixed Maturity Option**
_________% 4 Year Fixed Maturity Option**
_________% 5 Year Fixed Maturity Option**
_________% 6 Year Fixed Maturity Option**
_________% 7 Year Fixed Maturity Option**
_________% 8 Year Fixed Maturity Option**
_________% 9 Year Fixed Maturity Option**
_________% 10 Year Fixed Maturity Option**

Asset Allocation

AXA Strategic Allocation Portfolios

_________% AXA Balanced Strategy (7E*)
_________% AXA Conservative Growth Strategy (7F*)
_________% AXA Conservative Strategy (7G*)

Bonds

_________% AXA/AB Short Duration Government Bond (9G*)

Large Cap Stocks

_________% EQ/Equity 500 Index (TE*)

_________% **Total (Must be 100%)**

* **The number in parentheses is shown for data input only.**
** **Fixed Maturity Options are only available if the rate to maturity is more than 3%**

11. GWB for Life investment options and allocation percentages

If you selected GWB for Life, select any investment option(s) listed in this section. The percentages entered in this section must be whole numbers and total 100%. You can change this allocation at any time.

_________% Guaranteed Interest Option (AI*)
_________% AXA/AB Short Duration Government Bond (9G*)
_________% AXA Balanced Strategy (7E*)
_________% AXA Conservative Growth Strategy (7F*)
_________% AXA Conservative Strategy (7G*)
_________% EQ/Equity 500 Index (TE*)
100% Total *(Must be 100%)*

* **The number in parentheses is shown for data input only.**

12. Special instructions *(For beneficiary information)*

For persons whose Mailing Address differs from their Primary Residential Address (Annuitant's primary residential address in Section 3 or Owner's primary residential address in Section 5A for NQ).

Owner's Mailing Address:

____
Mailing Address – P.O. Box Accepted

____
City State Zip Code

Attach a separate sheet if additional space is needed.

13. Suitability *(Questions 1 and 2 must be answered.)*

1. **Did you receive an EQUI-VEST At Retirement prospectus?** ❑ Yes ❑ No

   Date as printed on prospectus _______________

   Date as printed on any prospectus supplement(s) _______________

   CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

   ❑ **Yes.** By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD," and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

2. The Contract state is your primary residence state (Annuitant's primary residential address from Section 3 or Owner's primary residential address from Section 5A for NQ) <u>unless</u> you sign the application in a different state.

Form #180-3005 E8212 EQUI-VEST At Retirement IRA/NQ (10/16)
Catalog # 136907 Page 3 of 6

13. Suitability (continued)

If you are signing this application in a state other than your state of primary residence, check one box below:

❑ I have a second residence in the state of sale.

❑ I work or conduct business in the state of sale.

If none of the above apply, the application must be signed in your state of primary residence unless we approve another state.

You need NOT complete the Suitability questions below. You MUST submit a completed Client Profile along with the application.

3. Customer Information (REQUIRED BY FINRA)

Employer's Name ______ Owner's Occupation ______

Employer's Street Address ______

City ______ State ______ Zip ______

Estimated Gross Annual Household Income ______ Estimated Liquid Net Worth (excluding residence) ______

Investment Objective: (Choose one that matches the objective for this purchase only.)

❑ Income
❑ Income & Growth
❑ Growth
❑ Aggressive Growth
❑ Safety of Principal

Is the Owner or Annuitant (as applicable) associated with or employed by a member of FINRA?

❑ Yes ❑ No

If **Yes**, affiliation: ______

MARITAL STATUS: ❑ Single ❑ Married ❑ Widowed ❑ Divorced

NUMBER OF DEPENDENTS: ______

FEDERAL TAX BRACKET: ______%

PURPOSE OF INVESTMENT: ______

INVESTMENT HORIZON: (Length of time contract is expected to remain in force)

❑ <3 years ❑ 3–7 years ❑ >7 years ❑ >9 years

RISK TOLERANCE (Choose one that applies to this purchase only):

The selected investment options should be consistent with the stated Investment Objective (question 13, 3. on this application) and Risk Tolerance.

❑ **Conservative:** Prefer little risk and low volatility in return for accepting potentially lower returns.

❑ **Conservative/Moderate:** Willing to accept some risk and volatility in return for some growth potential.

13. Suitability (continued)

❑ **Moderate:** Willing to assume an average amount of market risk and volatility or loss of principal to achieve potentially higher returns.

❑ **Moderate/Aggressive:** Willing to accept above-average amount of market risk and volatility or loss of principal to achieve potentially greater returns.

❑ **Aggressive:** Willing to sustain substantial volatility or loss of principal and assume a high level of risk in pursuing potentially higher returns.

4. Do you believe this purchase/transaction is in accordance with your investment objectives? ❑ Yes ❑ No

Investment Experience (in years)

	None	<1	1–4	5+
CDs	❑	❑	❑	❑
Bonds	❑	❑	❑	❑
Annuities	❑	❑	❑	❑
Mutual Funds	❑	❑	❑	❑
Stocks	❑	❑	❑	❑

Comments:

Form #180-3005 E8212 EQUI-VEST At Retirement IRA/NQ (10/16)
Catalog # 136907 Page 4 of 6

1 4 . A c k n o w l e d g e m e n t

I/WE UNDERSTAND AND ACKNOWLEDGE THE DISCLOSURES IN SECTION 9 AND THAT: • No GMIB or GWB for Life is elected unless I checked the correct box in

Section 7. • My account value attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount. • My Fixed Maturity Option amount may increase or decrease in accordance with a market value adjustment until the maturity date. • The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my account value or cash value, and if I exercise GMIB, the benefit will be in the form of lifetime periodic payments only. • In the case of IRAs that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Certificate/Contract does not provide additional benefits. • All information and statements furnished in this application are true and complete to the best of my knowledge and belief. • AXA Equitable may accept amendments to this application provided by me or under my authority. • I understand that any change made to the benefits applied for, or to the age at issue, must be agreed to in writing on an amendment. • No Financial Professional has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations.

Virginia Residents sign here, all other residents sign at bottom

PROPOSED ANNUITANT’S SIGNATURE

DATE

CITY

STATE

SIGNATURE OF OWNER

DATE

CITY

STATE

(IF OTHER THAN PROPOSED ANNUITANT)

PROPOSED JOINT OWNER’S SIGNATURE

DATE

CITY

STATE

(IF OTHER THAN ANNUITANT)

In Colorado, D.C.,

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the

Kentucky, Maine

purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial and Tennessee:

of insurance benefits, and civil damages.

In New Jersey:

Any person who includes any false or misleading information on an application for an insurance policy may be subject to criminal and civil penalties.

In Arkansas

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly and New Mexico:

presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In Ohio:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

In Oklahoma:

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony.

All Other States

Any person who knowingly and with intent to defraud any insurance company files an enrollment

Except

form/application or statement of claim containing any materially false, misleading or incomplete information

Virginia:

may be guilty of a crime which may be punishable under state or Federal law.

PROPOSED ANNUITANT’S SIGNATURE

DATE

CITY

STATE

SIGNATURE OF OWNER

DATE

CITY

STATE

(IF OTHER THAN PROPOSED ANNUITANT)

PROPOSED JOINT OWNER’S SIGNATURE

DATE

CITY

STATE

(IF OTHER THAN ANNUITANT)

Form #180-3005

E8212

EQUI-VEST At Retirement IRA/NQ (10/16)

Catalog # 136907 Page 5 of 6

EQUI-VESTSM REPRESENTATIVE REPORT

Please print in black ink .

A.

I certify that a Prospectus for the Contract has been given to the Proposed Owner, and that no written sales materials other than those approved by AXA Equitable have been used. (The Representative who secures this application must sign in the space provided below.)

B.

Compensation will be paid according to the Annual Schedule of Commission and Service Fees FB.

Name and Signature of the Financial Representative who answered the above questions and verified the above documents.

Print Name

Signature

Date

EQUI-VEST issues must reflect the commission percentages of all applicable Representatives.

Print

Last

District

Representative

Representative(s) Name(s)

Name

Representative Representative Agency

Mgr.

Insurance

(Service Representative First)

Initial

Number

%

Code

Code

License#*

*Where required by state regulations

FOR EQUI-VEST PROCESSING OFFICE USE

Representative(s) shown above is (are) equity qualified and licensed in the state in which the request is signed.

Application No.

EAO Rec’d.

PROCESSING:

Contract Number

Batch Number

Inquiry Number

Processor

Form #180-3005

E8212

EQUI-VEST At Retirement IRA/NQ (10/16)

Catalog # 136907 Page 6 of 6

EQUI-VEST At Retirement

Application for IRA and NQ

Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 2. Current contract information

You must provide the current contract number from which funds are being transferred. The minimum initial amount that is required to open an EQUI-VEST At

Retirement contract is $50,000.

Section 3. Annuitant Information

The minimum issue age is 55. The maximum issue age for EQUI-VEST At Retirement is 85. Please note: Date of Birth and Social Security Number are mandatory. The annuitant indicated must be the same annuitant from the current EQUI-VEST contract.

Section 5A. Owner Information

Complete for NQ contracts if the Owner will be different from Annuitant named in #3. The minimum issue age is 55. The maximum age is 85.

Please note: Date of Birth and Social Security/T.I.N. are mandatory. The Owner indicated must be the same owner from the current EQUI-VEST contract.

Section 5B. Non-Natural owner information

The Non-Natural owner indicated must be the same non-natural owner from the current EQUI-VEST contract.

Section 6. Joint Owner

The Joint Owner indicated must be the same Joint Owner from the current EQUI-VEST contract.

Section 8B. Successor Owner

To elect a Successor Owner for IRA, the Successor Owner indicated must be the Owner’s Spouse. For NQ, the Successor Owner indicated must be the spousal Joint

Owner from the current EQUI-VEST contract.

Section 8C. Joint Annuitant

Available for NQ contracts only. For Joint Life with Non-Natural Owner only, must be Annuitant’s spouse. In order to have a Joint Annuitant under the EQUI-

VEST At Retirement contract, there must be a Joint Annuitant under the current contract referenced in Section 2.

Section 10. Selection of investment options and allocation percentages

No more than 25% of the contributions may be allocated to the Guaranteed Interest Option.

Fixed Maturity Options mature on June 15 of each maturity year (see the prospectus for details). Once an amount has been allocated to a fixed maturity option, no other amounts may be allocated to that same fixed maturity option.